UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CRH Public Limited Company

(Exact Name of Registrant as Specified in Its Charter)

The Republic of Ireland	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Belgard Castle, Clondalkin, Dublin 22, Republic of Ireland	None
(Address of Principal Executive Office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares/Income Shares of €0.34 each	New York Stock Exchange, Inc.*

American Depositary Shares, each representing the right to receive one Ordinary Share	New York Stock Exchange, Inc.

*	Application to be made for listing, not for trading, in connection with the registration of American Depositary Shares. One Income Share is tied to each Ordinary Share and may only be transferred or otherwise dealt with in conjunction with such Ordinary Share.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities	Act registration statement file numbers to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

CRH Public Limited Company (the “Registrant”) hereby incorporates by reference the descriptions of the Ordinary Shares and American Depositary Receipts registered hereby contained under the heading “Description of Securities to be Registered” in the Registrant’s Registration Statement on Form 20-F (No. 0-17630), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934 (the “Exchange Act”) on April 20, 1989, and the description of taxation under the heading “Taxation” in Item 10 of the Annual Report on Form 20-F in the year ended December 31, 2004, filed with the Commission on June 29, 2005. One Income Share is tied to each Ordinary Share and may only be transferred or otherwise dealt with in conjunction with such Ordinary Share.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 21, 2006	CRH PUBLIC LIMITED COMPANY

	By:	/s/ Liam O’Mahony
	Name:	Liam O’Mahony
	Title:	Chief Executive